UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 1, 2004

RAYTHEON COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13699	95-1778500
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

870 Winter Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 522-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On December 1, 2004, Raytheon Company (the “Company”) issued a press release announcing that its Board of Directors plans to increase the Company’s annual dividend by 10 percent, commencing with the first quarter dividend of 2005, and that it had authorized the repurchase of up to $700 million of the Company’s outstanding common stock. The Company also provided updated guidance for 2004 and 2005. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1	Press Release dated December 1, 2004 titled “Raytheon Company Plans to Increase Dividend 10 Percent in 2005; Announces Share Repurchase Plan, and Updates Guidance.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2004

RAYTHEON COMPANY

By:	/s/ Jay B. Stephens
Jay B. Stephens
Senior Vice President and General Counsel